Exhibit 99.1

Sharps Technology, Inc. Reminds Shareholders to Vote Before Important Shareholder Meeting on October 7, 2024

NEW YORK, Sept. 30, 2024 (GLOBE NEWSWIRE) — Sharps Technology, Inc. (NASDAQ: STSS) (the “Company”), an innovative medical device and pharmaceutical packaging company offering patented, best-in-class syringe products, is reminding shareholders to vote their proxy in favor of the Company’s proposal before the shareholder meeting scheduled to be held on October 7, 2024 at 10:00 a.m. Eastern Time.

“Please take a very important  step to preserve your investment and to help ensure that Sharps Technology can continue to execute its business plan,” said Robert M. Hayes, Chief Executive Officer. “We are asking you to vote today ‘FOR’ the reverse split of the Company’s common stock so that we can regain compliance with NASDAQ’s minimum bid price requirement and so that our common stock can remain listed on NASDAQ. This request is consistent with the letter that was included in the Proxy materials previously sent to investors by either email or mail.”

“We acknowledge your support and approval at the July 15, 2024 special shareholder meeting for up to a 1-for-8 reverse stock split. Please note that we have not implemented the reverse stock split that was approved in July,” continued Mr. Hayes. “Based on recent communications and a hearing with NASDAQ, the Board of Directors has recommended and approved a further range for the reverse stock split of 1-for-8 up to 1-for-22 to provide the best opportunity to remain NASDAQ compliant in the long-term.”

“We thank the shareholders that have already voted for the reverse split proposal and would appreciate all of the shareholders who have not yet voted to please vote your approval today.”

THE FOLLOWING WAS CONSIDERED BY THE BOARD PRIOR TO THE APPROVAL RECCOMENDATION:

● Without approval of the reverse stock split proposal at the October 7, 2024 special shareholder meeting, we expect that our stock will be delisted from NASDAQ in the near future. We have been provided an extension to complete this reverse stock split to achieve the minimum $1.00 NASDAQ stock price requirement.

● If our common stock is delisted from NASDAQ, this could adversely affect the value of the securities that you hold and our trading volume, making it more difficult to buy and sell our securities.

● On the other hand, approval of the reverse stock split should help enable us to maintain our common stock’s volume and ease of trading and encourage a broad range of investors to have the opportunity to invest in our Company. This will encourage analysts and brokers to remain interested in covering and dealing with our securities. The reverse stock split will also allow us to have more access to capital to pursue our management team’s growth strategies.

Following the reverse stock split, we expect to continue to be able to raise capital to grow the Company. Unfortunately, this will likely be more challenging without your vote today “FOR” the reverse stock split proposal.

HOW YOU CAN HELP:

The Definitive Proxy Statement on Schedule 14A regarding the special meeting of our shareholders (the “Special Meeting”), states that it is scheduled to be held on Monday, October 7, 2024. Shareholders as of the Special Meeting’s record date, August 13, 2024, are entitled to vote at the Special Meeting, but are encouraged to vote their proxy beforehand. Sharps’ Board of Directors will unanimously vote in favor of each of the reverse stock split proposal and urges all shareholders to approve the reverse stock split by voting “FOR” the proposal. Please vote your shares “FOR” the proposal today by responding to the proxy materials that were previously sent to all shareholders.

If you require any assistance with voting your shares, please contact our proxy solicitation firm at the telephone number and email below:

ADVANTAGE PROXY, INC.

P.O. Box 10904

Yakima, WA 98909

Toll Free: (877) 870-8565

Collect: (206) 870-8565

Email: ksmith@advantageproxy.com

REVERSE STOCK SPLIT PROCESS:

If the proposal is approved, after the reverse stock split, each shareholder will hold the same percentage interest in the Company as before the reverse stock split; all shareholders will simply hold fewer shares. A reverse stock split decreases the number of our outstanding shares and increases the price per share – and is a mechanism often used by companies to regain and/or maintain compliance with an exchange’s “minimum bid price” listing requirement. For the purpose of regaining compliance with NASDAQ requirements, NASDAQ’s minimum listing price per share is $1.00.

You can read more about the reverse stock split proposal in the Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission (SEC) on September 4, 2024, and by visiting www.virtualshareholdermeeting.com/STSS2024SM2

A vote “FOR” the proposal will help protect your investment in Sharps Technology and ensure that you can benefit fully from future potential shareholder value creation. We appreciate your continued interest in Sharps Technology, and we are eager to share more with you in future communications.

About Sharps Technology, Inc.

Sharps Technology is an innovative medical device and pharmaceutical packaging company offering patented, best-in-class smart-safety syringe products to the healthcare industry. The Company’s product lines focus on providing ultra-low waste capabilities, that incorporate syringe technologies that use both passive and active safety features. Sharps also offers products that are designed with specialized copolymer technology to support the prefillable syringe market segment. The Company has a manufacturing facility in Hungary and is partnering with Nephron Pharmaceuticals to expand its manufacturing capacity in the U.S. For more information about Sharps Technology, please visit the website at: http://sharpstechnology.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor Relations:

Dave Gentry

RedChip Companies, Inc.

1-800-RED-CHIP (733-2447)

Or 407-644-4256

STSS@redchip.com